FIRST AMENDMENT TO THE

                      PRINCIPAL SPECIAL MARKETS FUND, INC.

                             DISTRIBUTION AGREEMENT


The Distribution Agreement executed and entered into by and between Principal Special Markets Fund, Inc., an Maryland corporation, and Princor Financial Services Corporation, an Iowa corporation, on the 22nd day of April, 1993, is hereby amended to including the following:


                      PRINCIPAL SPECIAL MARKETS FUNDS, INC.
                       DISTRIBUTION AGREEMENT - APPENDIX A


                                    Portfolio

               1.   International Emerging Markets Portfolio

               2.   International Securities Portfolio

               3.   International SmallCap Portfolio

               4.   Mortgage-Backed Securities Portfolio


Executed this 1st day of November, 1997

                                     Principal Special Markets Fund, Inc.


                                             /s/ A. S. Filean
                                     by:_________________________________


                                     Princor Financial Services Corporation


                                            /s/ S. L. Jones
                                     by:_________________________________